AVERAGE ANNUAL RETURN COMPUTATION

                  The Average Annual Return for each Portfolio
                was computed according to the following formula:

                n
FORMULA:  P(1+T) =ERV

Where:     P =     A hypothetical investment of $1,000

           T =     average annual total return

           n =     number of years

         ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof)


                                                        AVERAGE
                                              ENDING    ANNUAL
                         PERIOD             REDEEMABLE  RATE OF
     PORTFOLIO           COVERED              VALUE     RETURN    FORMULA*
     ---------           -------            ----------  --------  --------
ALGER AMERICAN
 INCOME & GROWTH:   11/15/88 (commencement
                    of operations)
                    through 12/31/96**       2,387.84   11.30%    @RATE(2387.84,8.13)

                    5 YEARS ENDED 12/31/96   1,778.15   12.20%    @RATE(1778.15,1000,5)

                    YEAR ENDED 12/31/96      1,196.79   19.68%    @RATE(1196.79,1000,1)


ALGER AMERICAN SMALL
 CAPITALIZATION:    9/21/88 (commencement
                    of operations)
                    through 12/31/96***      4,591.62   20.21%    @RATE(4591.62,1000,8.28)

                    5 YEARS ENDED 12/31/96   1,686.39   11.02%    @RATE(1686.39,1000,5)

                    YEAR ENDED 12/31/96      1,041.81    4.18%    @RATE(1041.81,1000,1)


ALGER AMERICAN
 GROWTH:            1/9/89 (commencement
                    of operations)
                    through 12/31/96****     3,915.34   18.65%    @RATE(3915.34,1000,7.98)

                    5 YEARS ENDED 12/31/96   2,158.12   16.63%    @RATE(2158.12,1000,5)

                    YEAR ENDED 12/31/96      1,133.47   13.35%    @RATE(1133.47,1000,1)

ALGER AMERICAN
 BALANCED:          9/5/89 (commencement
                    of operations)
                    through 12/31/96*****    1,832.98    8.63%    @RATE(1832.98,1000,7.32)

                    5 YEARS ENDED 12/31/96   1,600.82    9.87%    @RATE(1600.82,1000,5)

                    YEAR ENDED 12/31/96      1,101.68   10.17%    @RATE(1101.68,1000,1)

ALGER AMERICAN
 MIDCAP GROWTH:     5/3/93 (commencement
                    of operations)
                    through 12/31/96******   2,206.80   24.08%    @RATE(2206.80,1000,3.67)

                    YEAR ENDED 12/31/96      1,118.97   11.90%    @RATE(1118.97,1000,1)

ALGER AMERICAN
 LEVERAGED ALLCAP:  1/25/95 (commencement
                    of operations)
                    through 12/31/96*******  1,952.86   41.27%    @RATE(1952.86,1000,1.94)

                    YEAR ENDED 12/31/96      1,120.41   12.04%    @RATE(1120.41,1000,1)

                    *LOTUS 123 @RATE FUNCTION:

                         @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv," to grow to future
                              value "fv," over the number of compounding periods in "term".


                    **Period equals 8.13 years.

                    ***Period equals 8.28 years.

                    ****Period equals 7.98 years.

                    *****Period equals 7.32 years.

                    ******Period equals 3.67 years.

                    *******Period equals 1.94 years.